Testing the Waters Materials Related to Series #1857COIN

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#1857COIN

1857 “SHIP OF GOLD” COIN

THIS INITIAL OFFERING IS COMING SOON!

D. L. Hansen Collection
1857-S
$20
PCGS MS66

OFFERING AMOUNT: $25,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL SHARE

#1857COIN

1857 “SHIP OF GOLD” COIN

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$5.00
Number of Shares	5,000
Initial Offering Market Cap.	$25,000
Storage Location	Rally

ASSET SPECIFICATIONS

Memorabilia Type	Coin
Date, Mintmark	1857-S
Denomination	$20

CERT VERIFICATION #37587566

PCGS Coin Information

According to the PCGS Certification Database, the requested certification number is defined as the following:

PCGS #	8922
Date, mintmark	1857-S
Denomination	$20
Region	The United States of America
Grade	MS66
Mintage	970,500
Holder Type	PCGS Gold Shield
Population	223
Pop Higher	36
PCGS Price Guide℠ Value	$35,000

#1857COIN | $25K

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“Imagine going to an abandoned ghost town from 150 years ago and finding the cash box in the town’s main bank – untouched!”

BOB EVANS

“Ship of Gold” Project Chief Scientist

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#1857COIN

1857 “SHIP OF GOLD” COIN

In September of 1857 a postal ship carrying $1.6M in Gold (~$54M adjusted for inflation) from Panama to New York tragically sank because of a hurricane off the coast of North Carolina. Hundreds of crew members, including the famed Captain William Lewis Herndon, drowned along with the ship’s valuable cargo. Almost 130 years later the ship was recovered. #1857COIN is a rare example of an 1857-S $20 Coin Salvaged from the S.S. Central America graded PCGS MS66.

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#1857COIN | *Visuals*

Warner Brothers paid $800K for the movie rights to the "Ship of Gold" book.

LAUNCH GALLERY ›

Post-Qualification Amendment No. 21
File No. 024-11584

EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Collection, LLC (the "Offering Statement"). The Offering Statement, as amended by a pre-qualification amendment, was initially qualified by the U.S. Securities and Exchange Commission on November 15, 2021. This Post-Qualification Amendment No. 21 seeks to qualify 6 series of interests of the issuer: Series #GBOYCOLOR; Series #R2D2; Series #VADER; Series #1857COIN; Series #ELON1 and Series #WARHOL2.

Different series of RSE Collection, LLC have already been offered by RSE Collection, LLC under the Offering Statement, as amended and qualified. Such series of RSE Collection, LLC will continue to be offered and sold by RSE Collection, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the Offering Statement, as qualified.

The purpose of this post-qualification amendment is to add to the Offering Statement, as amended and qualified, the offering of additional series of RSE Collection, LLC and to amend, update and/or replace certain information contained in the Offering Circular. The series already offered under the Offering Statement and the additional series being added to the Offering Statement by means of this post-qualification amendment are outlined in the "**Master Series Table**" contained in **Appendix A** to the Offering Circular in this post-qualification amendment.

DESCRIPTION OF SERIES 1857-S $20 COIN

Investment Overview

•Upon completion of the Series #1857COIN Offering, Series #1857COIN will purchase a 1857-S $20 Coin Salvaged from the SS Central America graded PCGS MS66 for Series #1857COIN (The “Series 1857-S $20 Coin” or the “Underlying Asset” with respect to Series #1857COIN, as applicable), the specifications of which are set forth below.

•According to JMBullion.com: “The 1857 Liberty Head $20 Gold Coins were struck in the sizable quantity of 1.4 million pieces across the three mints then striking $20 gold coins: Philadelphia, New Orleans, and San Francisco, with the latter striking the bulk of that year’s output. What this means is that for the 1857 Liberty Head $20 Gold Coins, there are three different varieties you can get your hands on.”

•#1857COIN was on board the S.S. Central America when it sank on a journey toward Panama City. According to SSCentralAmerica.com: “When the United States Mail Steamship Central America sank in deep water off the coast of the Carolinas during a monstrous 1857 hurricane, it created just such an accidental accumulation of treasure. Bound for New York with 578 passengers and crew, and 38,000 pieces of mail, the Central America also held tons of gold ingots, coins, nuggets, and dust mined from the western gold fields during a defining quarter-century when the country came of age.”

•The Underlying Asset is an 1857-S $20 Coin Salvaged from the SS Central America graded PCGS MS66.

Asset Description

Overview & Authentication

•According to PCGS.com: “On August 20, 1857, several hundred passengers boarded the S. S. Sonora, of the Pacific Mail Steamship Line, and left San Francisco headed south toward Panama City. Aboard was over $1.6 million in gold – thousands of freshly minted 1857-S Double Eagles, some earlier $20 coins as well, ingots, and gold in other forms.”

•The S.S. Central America commanded the S.S. Central America. According to History.Navy.Mil: “William Lewis Herndon was born in Fredericksburg, Virginia, 13 October 1813. He was appointed an Acting Midshipman from Virginia 1 November 1828, accepting the appointment 1 December 1828. Warranted a Midshipman 15 February 1834, from 1 November 1828. Passed Midshipman 14 June 1834. Lieutenant 25 February 1841. Commander 14 September 1855. Lost at sea 12 September 1857.”

•The S.S. Central America was first launched on October 28, 1852. Operated by United States Mail Steamship Company it was originally named the S.S. George Law. According to SSCentralAmerica.com: “it was a three-masted, 272-feet long sidewheel steamship that made 43 round trips between New York City and Panama. Each leg of the voyage usually took between 19 to 24 days to complete.”

•The S.S. Central America sank between September 11 and 12, 1857. According to SSCentralAmerica.com: “SS Central America Friday, September 11, 1857: In the second day of a hurricane the ship sprang a leak at 9 a.m. Passengers were ordered to assist the crew in bailing. The ship sank at about 8 p.m. on Saturday, September 12, about 160 miles east of Cape Hatteras, North Carolina, drowning a total of 426 passengers and crew, including Captain William Lewis Herndon.”

•In 1985 Thomas G Thompson, an ocean engineer from Ohio, founded the Columbus-America Discovery Group to research and locate the S.S. Central America shipwreck. 171 investors raised more than $10M.

•In 1986 the Columbus-America Discovery Group located the ship and it’s in tact cargo. They were awarded 92% of the recovered treasure, with the remaining 8% going to insurance companies.

•The first public exhibition of the treasure from S.S. Central America took place at the Long Beach, California Convention Center on February 10, 2000.

•According to the Professional Numismatists Guild: “the aggregate prices realized for U.S. rare coins sold at major public auctions in 2020 totaled nearly $369 million. The aggregate total was $325 million in 2019; $345 million in 2018; and $316 million in 2017.”

•The Underlying Asset has been issued a grade of MS66 by Professional Coin Grading Services (PCGS) with Certification No. 37587566.

Notable Features

•The Underlying Asset is an 1857-S $20 Coin Salvaged from the SS Central America graded PCGS MS66.

•The Underlying Asset is graded MS66, or “Above average strike.” This grade requires a mint state requires a full mint luster.

•The Underlying Asset was aboard the S.S. Central America known as the “Ship of Gold”.

•The Underlying Asset is a Liberty Head double eagle with an 1857-S mintmark.

•The Underlying Asset was minted in San Francisco, U.S. and is made of 90% gold and 10% copper, weighing 33.4 grams.

Notable Defects

•The Underlying Asset is consistent with its condition grade from PCGS.

Details

Series 1857-S $20 Coin
Memorabilia Type	Coin
Date, Mintmark	1857-S
Denomination	$20
Designer	James Barton Longacre
Mintage	970,500
Minted Location	The United States of America (San Francisco)
Significance	Recovered from S.S. Central America, “Ship of Gold”
Obverse	Liberty Head, 13 Stars
Reverse	“UNITED STATES OF AMERICA TWENTY D.”; US Seal
Rarity	1/223 with 36 higher
Authentication	PCGS
Grade	MS66
Diameter	34 mm
Weight	33.4 gm
Metal	90% Gold, 10% Copper
PCGS No.	8922
Certification No.	37587566

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1857-S $20 Coin going forward.